UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): March 30, 2005

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4034	51-0354549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, CA 90245

(Address of principal executive offices including zip code)

(310) 536-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Approval of Amended and Restated 2002 Equity Compensation Plan

On March 30, 2005, the Board of Directors (the “Board”) of DaVita Inc. (“DaVita”) amended and restated the DaVita Inc. 2002 Equity Compensation Plan to:

(1)	provide for a term of ten years;

(2)	adjust the limit on the number of shares that can be subject to grants awarded to any single participant in any consecutive twenty-four month period from 1.5 million to 2.5 million to reflect DaVita’s 2004 three-for-two stock split; and

(3)	adjust the maximum number of shares that may be issued pursuant to incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) from 5 million to 7.5 million to reflect DaVita’s 2004 three-for-two stock split.

The amendments do not require stockholder approval.

Payment of Executive Incentive Plan Awards for 2004 Performance

On March 30, 2005, the independent members of the Board certified that the applicable performance goal relating to 2004 performance previously established under DaVita’s Executive Incentive Plan had been achieved and, in accordance with the Executive Incentive Plan, approved the following cash bonus payments with respect to 2004 performance:

Kent Thiry Chief Executive Officer	$1,975,000
Joseph Mello Chief Operating Officer	$400,000
Thomas Kelly Executive Vice President	$111,120

Mr. Kelly’s bonus represents a pro rated amount for the portion of the year that he was employed with DaVita. His employment commenced June 2004.

The equity based component of the awards to Messrs. Thiry, Mello and Kelly under the Executive Incentive Plan for 2004 performance have not yet been determined.

Establishment of Executive Incentive Plan Goals for 2005 Performance

On March 30, 2005, the Compensation Committee of the Board established the operating income target that will serve as the 2005 performance goal for each of Messrs. Thiry, Mello and Kelly. If the 2005 performance goal is achieved, Mr. Thiry will be eligible for a bonus of $8,500,000 and each of Messrs. Mello and Kelly will be eligible for a bonus of $4,000,000.

The Compensation Committee retained the discretion to reduce the cash bonuses paid and restricted stock units awarded to the extent it deems appropriate, even if the 2005 performance goal is achieved.

Amendment to Kent Thiry Employment Agreement

On March 30, 2005, the Compensation Committee of the Board authorized an amendment to Mr. Thiry’s employment agreement with DaVita to eliminate the numerical bonus limitations and to provide that he will be eligible to receive annual bonuses in such amounts as shall be determined and approved by the Compensation Committee and/or the Independent Directors in accordance with the Charter of the Compensation Committee of the Board.

Compensation of Non-Employee Directors

Members of the Board who are employees or officers of DaVita do not receive compensation for service on the Board or any committee of the Board.

On March 30, 2005, DaVita’s structure for compensating members of the Board who are not officers or employees of DaVita (each, a “Non-Employee Director”) was revised to be as described below.

Each Non-Employee Director is entitled to receive a retainer of $24,000 per year, paid quarterly in arrears (half in cash and half in deferred stock units that vest after one year), and additional compensation of $4,000 for each Board meeting attended in person and $2,000 for each meeting held via telephone conference that lasts more than one and one half hours. For committee meetings, additional compensation of $2,000 per meeting is paid for each meeting attended in person and for each meeting held via telephone that lasts more than one hour, except that the meeting fee is $1,500 for members of the Public Policy and Clinical Performance Committees and $2,500 for the chairs of these two committees. For the Nominating and Governance Committee, no committee meeting fees are paid for committee meetings held on regular Board meeting dates. For all other committees, separate committee meeting fees are paid for committee meetings held on regular Board meeting dates.

The chairs of the Audit, Compensation and Compliance Committees and the lead independent director also receive an additional retainer of $20,000 per year, paid quarterly in arrears (half in cash and half in deferred stock units that vest after one year). If the lead independent director also serves as a chair of the Audit, Compensation or Compliance Committee, he or she will only receive a total additional retainer of $20,000 (not $40,000) per year.

DaVita reimburses members of the Board for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board and other company business.

In addition, each Non-Employee Director is entitled to receive an option to purchase 12,000 shares of DaVita common stock each time he or she is elected to serve on the Board by stockholders. These stock options are granted on the date of DaVita’s annual meeting of stockholders, have a per share exercise price equal to the fair market value of a share of DaVita common stock on the date of grant, vest on the date of the following annual meeting of stockholders, with acceleration of vesting upon a change in control, and expire five years after the date of grant.

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The chairs of the Audit, Compensation and Compliance Committees and the lead independent director also receive additional options to purchase 6,000 shares of DaVita common stock for each year of service in these roles. These stock options are granted on the date of our annual meeting of stockholders, have a per share exercise price equal to the fair market value of a share of DaVita common stock on the date of grant, vest on the date of the following annual meeting of stockholders, with acceleration of vesting upon a change in control, and expire after five years. Vesting of these options continues so long as the director continues to serve on the Board even if he or she is no longer a committee chair or lead independent director. In addition to these options, each of the chairs of the Audit, Compensation and Compliance Committees and the lead independent director receives additional deferred stock units for 1,500 shares that are granted on the date of our annual meeting of stockholders and that vest one year after the date of grant. If the lead independent director also serves as a committee chair, he or she will receive a total additional option grant of 6,000 shares (not 12,000 shares), and total additional deferred stock units for 1,500 shares (not 3,000 shares).

Each new Non-Employee Director receives an option to purchase 15,000 shares of DaVita common stock that is granted upon initial appointment to the Board, with a per share exercise price equal to the fair market value of a share of DaVita common stock on the date of grant, vesting over four years at an annual rate of 25% beginning on the first anniversary of the date of grant, with acceleration of vesting upon a change of control and expiring five years after the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 5, 2005	DAVITA INC.

	By:	/s/ Joseph Schohl
Joseph Schohl Vice President, Secretary and General Counsel

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